                                  SCHEDULE 14C
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                      Universal Automotive Industries, Inc.
     ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------
     5) Total fee paid:

     --------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------------------

                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803
                                 (708) 293-4050



            ---------------------------------------------------------

                       PROPOSED ACTION BY WRITTEN CONSENT
                                 OF STOCKHOLDERS
                  TO BE EFFECTED ON OR BEFORE JANUARY 11, 2004

            ---------------------------------------------------------

To the Stockholders of Universal Automotive Industries, Inc.:

         The attached Information Statement is being delivered by Universal Automotive Industries, Inc. ("we," "us," or "our") in connection with the approval by our stockholders of: (i) the issuance of shares of our Common Stock, par value $0.01 per share (the "Common Shares"), in three offerings, all of which are exempt from the registration requirements of the Securities Act of 1933, as amended; and (ii) an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, $0.01 par value, from 30,000,000 to 50,000,000. This information statement is first being mailed to stockholders on or about December 22, 2003.

         On June 26, 2003, our board of directors (the "Board") approved a resolution authorizing us to issue a convertible note (the "First Note") in the original principal amount of $1,550,000 and a warrant (the "First Warrant") to purchase up to 250,000 Common Shares at an exercise price of $1.20 per share to Global Capital Funding Group, L.P. (the "First Purchaser"). We signed a Securities Purchase Agreement (the "First Purchase Agreement") with the First Purchaser. The First Note and the First Warrant were issued to the First Purchaser on July 7, 2003. The First Purchase Agreement provides that the First
Note is convertible into Common Shares, subject to other terms and conditions of the First Note. The holder of the First Note has the right, at its option, at any time after 180 days from the date of the First Note, to convert up to $775,000 of the outstanding principal amount of the First Note and the remaining $775,000 principal amount is convertible 300 days following the date of issuance of the First Note. The First Purchase Agreement provides that the First Note is convertible into a number of Common Shares at a conversion price equal to the greater of: (i) the volume weighted average sales price, as reported by Bloomberg, L.P., for the ten trading days prior to the date of the related notice of conversion; and (ii) $0.35. We subsequently amended the First Note to provide that no conversions of principal or interest into our Common Shares will be permitted without shareholder approval and further agreed that all conversions may be effectuated immediately following shareholder approval; however, the First Note will mature if shareholder approval is not obtained by January 16, 2004. The loan evidenced by the First Note is unsecured.

         A second entity, GCA Strategic Investment Fund Limited, a Bermuda corporation (the "Second Purchaser"), affiliated with management of the First Purchaser, has purchased an additional convertible note (the "Second Note") in the principal amount of $1,500,000, with a warrant (the "Second Warrant") to purchase up to 250,000 Common Shares at an exercise price of $2.04 per share, which is 120% of the closing bid price of the Common Shares on the trading day immediately prior to the closing date of the purchase of the Second Note. The Second Note is convertible at a conversion price equal to the lesser of: (i) $3.00 per share; or (ii) 95% of the volume weighted average sales price of the Common Shares, as reported by Bloomberg L.P., for the ten trading days immediately prior to the related notice of conversion; provided, however, that the conversion price shall not be less than $0.35 per share. The loan evidenced by the Second Note is unsecured.

         A third entity, Laurus Master Fund, Ltd. (the "Third Purchaser"), not affiliated with either of the First Purchaser or the Second Purchaser, has purchased an additional convertible note (the "Third Note") in the principal amount of $2,500,000, with a warrant (the "Third Warrant") to purchase up to 350,000 Common Shares at exercise prices of $1.60 per share, which is 115% of the average closing price for five days prior to closing, for 175,000 Common Shares, $1.74 per share, which is 125% of the average closing price for five days prior to closing, for

100,000 Common Shares and $2.01 per share, which is 145% of the average closing price for five days prior to closing, for 75,000 Common Shares. The conversion rights are exercisable by us or the Third Purchaser. The Third Note is convertible at $1.46 per Share. In addition, we may make payments of the principal amortization and interest due on the Third Note in the form of Common Shares if the market price for the Common Shares at the time of payment is greater than 107% of the fixed conversion price, subject to volume limitations. If we elect to reduce the principal by the monthly amortization amount in stock and the stock price is below 107% of the fixed conversion price, we may elect to convert at an applicable conversion price equal to 90% of the average of the five lowest closing prices during the 22 trading days immediately prior to the date of conversion, but no less than $0.50 (the "90% Option"); provided, however, that any election to make payment in shares of stock under the 90% Option can only be made after we have obtained Shareholder approval for the transaction. If payment of the principal amortization and interest under the Third Note is made in cash, the cash payment shall be equal to 103% of the amount then payable. Shareholder approval is also being sought for increases (up to an additional $1,500,000) in the amount of the borrowing from the Third Purchaser; any increased borrowing shall be on substantially the same terms and conditions of the Third Note and Third Warrant, and would be used to fund potential strategic acquisitions.

         The Third Note is secured by our property, plant and equipment, specifically excluding any inventory and trade receivables.

         In addition, effective as of October 28, 2003, our board of directors approved a resolution by unanimous written consent authorizing us to file an amendment to our certificate of incorporation with the Delaware Secretary of State increasing our authorized Common Stock from 30,000,000 shares to 50,000,000 shares.

         Our shares of Series A Preferred Stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, vote on an as converted basis with our Common Shares. Holders of in excess of 50% of the votes allocable to our Common Shares, Series A Preferred Stock and Series B Preferred Stock (voting as one class on an as converted basis) have executed a written consent approving: (i) our issuance of the First, Second and Third Notes and the First, Second and Third Warrants; and (ii) the amendment to our certificate of incorporation and authorizing us to file the amendment with the Delaware Secretary of State, by written consents signed by such shareholders in accordance with the Delaware General Corporation Law ("DGCL").

         We have already issued the First Note and the First Warrant, the Second Note and the Second Warrant and Third Note and Third Warrant. The Nasdaq Rules which govern the funding of our Common Shares require that if a debt security is convertible into Common Shares which could result in the issuance of over 20% of the outstanding Common Shares to the holder, shareholder approval of the security is required. The amendment to the First Note prohibits conversion until shareholder approval is obtained, and provides the First Note will be due January 16, 2004 if shareholder approval is not obtained. The Second Note has a similar provision. The Third Note has only one provision which permits conversion at a price below the closing price of our Common Shares on the date of issuance of the Third Note (i.e., the 90% Option), but availability of this option is contingent upon attainment of shareholder approval.

         We will not: (i) issue any Common Shares pursuant to any of the First, Second or Third Notes, the Third Note 90% Option or pursuant to the First, Second or Third Warrants; or (ii) adopt the referenced amendment to our certification of incorporation any earlier than 20 days following the mailing of this notice.

         In addition to the First, Second and Third Notes and the First, Second and Third Warrants, we have granted options and warrants to other parties which, as of the date of this Information Statement, provide for the purchase of up to 6,303,900 Common Shares. The amendment to our certificate of incorporation provides us with a sufficient number of authorized Common Shares to issue in connection with the conversion of the First, Second and Third Notes, the exercise of the First, Second and Third Warrants and exercise of the other options and warrants. The amendment also will provide us with an increased number of Common Shares to issue in connection with future financings, should we be so required. We will not amend our certificate of incorporation to adopt the proposed amendment until 20 days following the mailing of this Information Statement.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended.


                                  By Order of the Board of Directors:


                                  /s/ ROBERT ZIMMER
                                  --------------------------------
                                  Robert Zimmer
                                  Secretary

Alsip, Illinois
December 22, 2003

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                            ------------------------

                              INFORMATION STATEMENT

                            ------------------------

                               GENERAL INFORMATION


         On July 7, 2003, we issued a two-year $1,550,000 principal amount convertible note (the "First Note") to Global Capital Funding Group, L.P., or its assigns ("Global Funding"). The First Note was issued for a purchase price of $1,240,000. On September 9, 2003, we amended the First Note to provide that the conversion rights referenced below will not apply until shareholder approval of the First Note is obtained, and failing shareholder approval, the First Note is due January 16, 2004. The First Note is convertible into our common stock, par value $0.01 per share (the "Common Shares"), immediately following shareholder approval. In addition, any accrued, unpaid interest plus other sums owing to Global Funding are convertible at the conversion price. However, no interest accrues on the First Note until occurrence of an event of default or maturity, at which point interest accrues at 12% per annum. The conversion price (assuming Shareholder approval) shall be based upon the weighted average sales price of our Common Shares, as reported by Bloomberg L.P., for the ten trading days immediately prior to delivery of notice of conversion, subject to a floor of $0.35 per share, and subject to a further limitation as to shares held by Global Funding not exceeding 4.99% of the outstanding Common Shares. Global Funding has agreed not to sell any Common Shares prior to any conversion of the First Note, and, as indicated above, by agreement dated September 9, 2003, we agreed to permit Global to effect all note conversions upon attainment of shareholder approval.

         We have the right to prepay the First Note, so long as no event of default has occurred and we have not received notice of conversion, upon tender of $1,320,000 until 120 days after issuance of the First Note, $1,425,000 from the 121st day following issuance until the first anniversary of the First Note, and $1,550,000 thereafter. Mandatory redemption of the First Note is required absent Global Funding's prior consent upon the occurrence of: (i) a change of control in us (including subsequent acquisition of 33% or more of our Common Shares, sale by our executive officers or directors of 75,000 or more shares to any one person, or current directors cease to comprise at least two-thirds of the board); (ii) a transfer of all or substantially all of our assets; or (iii) a consolidation or merger by us where we are not the surviving entity. The mandatory redemption price would be the greater of the applicable prepayment price or the number of Common Shares into which the First Note is then convertible times the average closing bid price for the immediately preceding five trading days of our Common Shares, as reported by Bloomberg L.P.

         We have agreed to register the shares underlying the First Note and the First Warrant (referenced below) by filing a registration statement no later than 60 days following closing, and to maintain the effectiveness of the registration statement. Certain penalties attach if registration is not effected within 180 days of the date of the First Note, and mandatory redemption can be required if registration is not effected by 360 days from the date of the First Note. The number of shares issuable on conversion of the First Note and on exercise of the First Warrant is subject to adjustment for stock splits, reverse splits, stock dividends, capital reorganizations and the like. There is also a weighted average antidilution adjustment which covers the impact of issuance of Common Shares or derivative securities convertible into or exercisable for Common Shares at a discount to the market price at the time of any such issuance.

         The Securities Purchase Agreement (the "First Purchase Agreement") governing the First Note has customary affirmative and negative covenants. In addition, while the First Note remains outstanding, there are restrictions on:
(i) incurring additional debt other than customary means of financing under lines of credit, fully amortizing loans, credit facilities established in connection with acquisitions (including conventional credit facilities in existence), customary trade debt and customary equipment leases and financings at market rates; (ii) issuance of equity or derivative securities at a discount to the market until 180 days following effectiveness of the registration statement; (iii) engaging in extraordinary transactions such as mergers, consolidations or asset sales where we are not the surviving entity; or (iv) material amendments to existing debt or material contracts. Defaults under the foregoing, as well as any of the following, can result in acceleration of the First Note obligation: (a) suspension of trading of our Common Shares on a national market, the Nasdaq SmallCap Market or the OTC Bulletin Board (except in limited instances); (b) delisting from the Nasdaq SmallCap Market and inability to obtain listing on a national market or quotation on the OTC Bulletin Board;
(c) failure to satisfy a judgment or order of $1,000,000 or more within 60 days; or (d) breach of the other representations, warranties or covenants of the First Note, the First Warrant or the First Purchase Agreement. The First Note is an unsecured obligation.

         Simultaneous with the issuance of the First Note, we issued to Global Funding a five-year Warrant (the "First Warrant") to purchase up to 250,000 shares of Common Stock at $1.20 per share.

         Global Funding was paid $38,250 in fees and expense reimbursements in connection with funding the First Note, and we also paid a fee of $100,000 and issued five-year warrants (exercisable at $1.16 per share, which is 110% of the five trading days' closing prices preceding issuance of the First Note) to purchase 200,000 Common Shares to Reedland Capital Partners, a division of Financial West Group ("Reedland"), the exclusive placement agent for the transaction.

         November 26, 2003 we issued to GCA Strategic Investment Fund Limited ("Global Strategic") convertible notes (the "Second Notes") in the aggregate principal amount of $1,500,000 and a warrant (the "Second Warrant") to purchase up to 250,000 Common Shares. The loan evidenced by the Second Notes is unsecured. Global Strategic's management is affiliated with that of Global Funding. The Securities Purchase Agreement (the "Second Purchase Agreement") governing the Second Notes provides that the conversion price of the Second Notes will be equal to the lesser of: (a) $3.00 per share; and (b) 95% of the volume weighted average sales price, as reported by Bloomberg LP, for the ten trading days immediately prior to the related notice of conversion; provided that the conversion price shall not be less than $0.35 per share. The exercise price of the Second Warrant is $2.04 per share. The other terms and conditions of the Second Notes and the Second Warrant are substantially the same as those of the First Note and the First Warrant, including, but not limited to, our obligation to register the Shares underlying the Second Notes and the Second Warrant. In connection with the transactions set forth in the Second Purchase Agreement, Reedland received a cash commission equal to 5% of the aggregate gross purchase price of said securities. In addition, Reedland or its designees is entitled to receive warrants to purchase 125,000 Shares for each $1,000,000 of convertible note principal amount. The exercise price of the warrants to Reedland is $1.90 per share, which is the average of the closing sale price of the Common Shares as reported on Bloomberg, L.P., on the five (5) consecutive trading days immediately preceding the initial closing of the Second Note.

         Effective as of October 31, 2003, we closed in escrow (which escrow conditions were subsequently satisfied on November 13, 2003) on the issuance of a convertible note (the "Third Note") in the original principal amount of $2,500,000 and a warrant to purchase up to 350,000 Common Shares (the "Third Warrant"), to Laurus Master Fund, Ltd. The conversion price of the Third Note was fixed at $1.46, or 105% of the average closing price for five days prior to closing into escrow of the purchase of the Third Note. We may convert the principal amortization and interest payment in Common Shares if the market price for the Common Shares at the time of payment is greater than 107% of the fixed conversion price, subject to volume limitations. If we elect to reduce the principal by the monthly amortization amount in Common Shares and the price of the Common Shares is not 107% of the fixed conversion price, subject to our obtaining Shareholder approval, we may elect to convert at an applicable conversion price equal to 90% of the average of the five lowest closing prices during the 22 trading days immediately prior to the date of conversion but no less than $0.50. If payment of the principal amortization and interest under the Third Note are made in cash, the cash payment shall be equal to 103% of the amount then payable. The exercise price of the Third Warrant is: (i) $1.60 or 115% of the average closing price for five days prior to closing for 175,000 Common Shares; (ii) $1.74 or 125% of the average closing price for five days prior to closing for 100,000 Common Shares; and (iii) $2.01 or 145% of the average closing price for five days prior to closing for 75,000 Common Shares. We have the option of redeeming any outstanding principal of the Third Note by paying to Laurus 115% of such amount, together with accrued but unpaid interest under the Third Note. We are obligated to register the Common Shares underlying the Third Note and Third Warrant. The Third Note is secured by a security agreement granting a security interest in our property, plant and equipment, excluding inventory and trade receivables. The Securities Purchase Agreement between us and Laurus Master Fund, Ltd. provides that the principal amount received from Laurus Master Fund, Ltd. may be increased by up to $1,500,000 for a total of $4,000,000. We are presently not able to determine if or when the principal amount may be increased, or the amount of any such increase. Reedland Capital Partners, a division of Financial West Group has been paid by us a cash commission equal to $175,000. In addition, Reedland or its designees is entitled to receive warrants to purchase 125,000 Common Shares for each $1,000,000 of convertible note principal amount, and, accordingly, has been issued warrants to purchase 312,500 of our Common Shares, exercisable at $1.67 per share.

         We may substantially reduce the number of Common Shares available for issuance to the extent that some or all of the principal of the First, Second and Third Notes are converted and the First, Second and Third Warrants are exercised. In addition, we believe it is prudent to have additional authorized but unissued Common Shares and preferred stock available for issuance at all times to enable us to expeditiously raise additional funds or use our stock for strategic acquisitions or as currency for the procurement of services or assets, without seeking shareholder approval in each instance. We presently do not have any plans to issue additional Common Shares or preferred stock in connection with transactions involving a merger, consolidation, sale of a major portion of our assets or any other form of business combination or otherwise. Effective as of October 28, 2003, our board of directors unanimously adopted a resolution approving an amendment (the "Amendment") to our certificate of incorporation to increase the number of authorized shares of common stock, par value $0.01, from 30,000,000 to 50,000,000.

         Except for preemptive right in favor of Venture Equities Management, Inc. (which rights have been waived for the transactions described in this Information Statement), the present holders of our common and preferred stock do not have pre-emptive rights. Our board of directors has the authority to determine the rights, preferences and privileges of any shares of preferred stock which may be issued in the future, including dividend rates, conversion prices, voting rights, redemption features and similar terms. Holders of over a majority of our shares of Common Shares and preferred stock, voting together as a class, have given their consents to the Amendment.

         Rule 4350 of the Nasdaq Marketplace Rules requires that we obtain shareholder approval for a transaction which could result in our issuing Common Shares, or securities convertible into Common Shares, equal to 20% or more of our Common Shares before the transaction. Accordingly, our Board of Directors adopted resolutions either at a duly called meeting or by unanimous written consent: (i) ratifying and confirming the issuance of the First Note, Second Note, Third Note, First Warrant, Second Warrant and Third Warrant, and authorizing the issuance of all the Common Shares to be issued upon conversion of the First Note, Second Note and Third Note, and exercise of the First Warrant, Second Warrant and Third Warrant, even should such amount exceed 20% of our outstanding shares of Common Stock; and (ii) increasing the number of Common Shares that we are authorized to issue pursuant to our Certificate of Incorporation. The holders of over a majority of the votes allocable to our Common Shares, Series A Preferred Stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, have consented to the issuance of the First, Second and Third Notes, the First, Second and Third Warrants, the Common Shares issuable upon conversion or, exercise of any of them, and the Amendment.

         Pursuant to Section 228 of Delaware law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice. The approval of our issuance of the First, Second and Third Notes, the First, Second and Third Warrants, the Common Shares issuable upon conversion, or exercise of any of them, and the Amendment are the only matters covered by this Information Statement. We are mailing this Information Statement on or about December 22, 2003 to our stockholders of record as of the close of business on November 13, 2003. Our stockholders are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the issuance of the First, Second and Third Notes, the First, Second and Third Warrants or the Common Shares issuable upon conversion, or exercise of any of them.

         WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT YOU NOT SEND US A PROXY.

VOTE REQUIRED

         The stockholder vote required by Nasdaq Rule 4350 to approve the issuance of Common Shares in the transactions described above is the affirmative vote of the holders of a majority of our outstanding shares of voting stock, with each class of Common and Preferred Stock voting as a single class; the shares of our Preferred Stock voted on as converted basis (as if converted to Common Shares) and those votes were cumulated with the votes of our Common Shares in approving transactions subject to shareholder vote. The Series A Preferred Stock is convertible into a total of 2,014,380 Common Shares and the Series B Preferred Stock is convertible into a total of

1,000,000 Common Shares. Section 228 of the Delaware General Corporation Law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to authorize the issuance of the Common Shares in accordance with the First Note, Second Note, Third Note, First Warrant, Second Warrant and Third Warrant and approving the Amendment, the Board of Directors decided to obtain the written consent of the holders of a majority of the votes represented by our outstanding Common Shares, Series A Preferred Stock and Series B Preferred Stock, voting together as one class.

         As of the date of this Information Statement, we have received consents from stockholders holding 2,967,150 Common Shares, all of the shares of Series A Preferred Stock and all of the shares of Series B Preferred Stock, voting as a single group, equal to over a majority of the aggregate votes allocable to our outstanding Common Shares, Series A Preferred Stock and Series B Preferred Stock, voting as a group. We intend to issue the Common Shares upon conversion of the First Note, Second Note and Third Note, and exercise of the First Warrant, Second Warrant and Third Warrant, but in no event will we issue any Common Shares to the persons in these transactions or their respective assignees or transferees, which will cause the total number of Common Shares issued to exceed 20% of the outstanding Common Shares, before 20 days following the mailing of this Information Statement, to the extent such conversion would require shareholder approval pursuant to applicable Nasdaq requirements.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of November 13, 2003 by: (i) each director who beneficially owns Common Shares; (ii) each of our executive officers; (iii) each person that is known by us to beneficially own more than 5% of the outstanding Common Shares; and (iv) all directors and executive officers, as a group. As of such date, we had 8,560,797 issued and outstanding Common Shares.

                                                                              Shares Issuable
                                                                            Pursuant to Options
                                                                                or Warrants
                                                                             Exercisable Within         Percent
                                                            Number of            60 Days of          Beneficially
Name                                                      Issued Shares      September 30, 2003          Owned
----                                                      -------------      ------------------          -----
Venture Equities Management, Inc.                            2,014,380(1)          1,600,000(2)         29.76%
Wanxiang America Corporation
Wanxiang Group Corporation
FINOVA Mezzanine Capital, Inc.                               1,000,000(3)                  0            10.49%
Arvin Scott                                                    927,500               199,000(4)         12.91%
Yehuda Tzur                                                    988,600               102,000(5)         12.63%
Sami Israel                                                    911,000(6)             15,200(7)         10.84%
Dennis L. Kessler                                              100,000                 7,500(8)          1.26%
M. Catherine Jaros                                               1,000                 3,500(9)          *
Alan Zeffer                                                          0                     0             0
Zemin Xu(1)                                                          0                     0             0
Robert W. Zimmer                                                 6,500                10,000(10)         *
All directors, and officers as a group (nine persons)        2,934,600               356,700(11)        38.36%

------------------
 *   Less than one percent.
(1) Includes 201,438 shares of Series A Preferred Stock which are convertible into, and have voting rights equivalent to, 2,014,380 Common Shares. All of the shares of Series A Preferred Stock are owned by Venture Equities Management, Inc., a subsidiary of Wanxiang America Corporation, Wanxiang America Corporation and Wanxiang Group Corporation are also considered beneficial owners of these shares. Wanxiang America Corporation and Wanxiang Group Corporation disclaim beneficial ownership of these shares. The address of Venture Equities Management, Inc. and Wanxiang America Corporation is 88 Airport Road, Elgin, Illinois 60123. The address of Wanxiang Group Corporation is Xiaoshan District, Hangzhou, Zhejiang, 311215, P.R. China. Mr. Xu is an employee of Wanxiang America Corporation but disclaims beneficial ownership of any of its shares held by Venture Equities Management, Inc.
(2) Consists of warrants to purchase a total of 1,600,000 Common Shares owned by Venture Equities Management, Inc.
(3) Consists of 100,000 shares of Series B Preferred Stock which are convertible into, and have voting rights equivalent to, 1,000,000 Common Shares. The address of FINOVA Capital is 500 Church Street, Suite 200, Nashville, TN 37219.
(4) Consists of 199,000 Common Shares issuable upon the exercise of options held by Mr. Scott.
(5) Consists of 102,000 Common Shares issuable upon the exercise of options held by Mr. Tzur.
(6)  Includes 437,050 Common Shares owned by Mr. Israel's spouse and children.
(7) Consists of 15,200 Common Shares of issuable upon the exercise of options held by Mr. Israel.
(8) Consists of 7,500 Common Shares issuable upon the exercise of options held by Mr. Kessler.
(9) Includes 3,500 Common Shares issuable upon exercise of options held by Ms. Jaros.
(10) Consists of 10,000 Common Shares issuable upon exercise of options held by Mr. Zimmer.
(11) Consists of 356,700 shares issuable upon exercise of options.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter, other than that described in this Information Statement, to be presented for the consent of stockholders.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We are incorporating in this Information Statement by reference the following documents which we filed with the U.S. Securities and Exchange
Commission:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002 (SEC File No. 0-25198).

         2. Our Registration Statement on Form 8-A filed on December 5, 1994, including all amendments thereto (SEC File No. 0-25198).

         3. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30 and September 30, 2003 (SEC File No. 0-25198).



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
         4. Our Current Reports on Form 8-K filed on January 30, May 22, July 9, August 18, November 17 and November 25, 2003 (SEC File No. 0-25198).

         Any statements contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statements. Any such statement so modified or superseded shall constitute part of this Information Statement.

         This Information Statement incorporates documents by reference which are not presented or delivered with this Information Statement. These documents, including all exhibits that are specifically incorporated by reference by these documents, but not including any exhibits that are not specifically incorporated by reference, are available without charge from us upon written or oral request by any person who receives this Information Statement. Requests to obtain such documents should be directed to us at 11859 South Central Avenue, Alsip, Illinois 60803 (708) 293-4050.

                               COPIES OF DOCUMENTS

         Copies of the documents relating to the issuance of the First, Second and Third Notes and the First, Second and Third Warrants are available from the Company upon request.




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